UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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International Paper Company

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April 2014 Investor “Say on Pay” Discussion

Shareowners are asked annually to vote on a non-binding
resolution to approve the compensation of our named
executive officers (“Say-on-Pay” proposal), as disclosed in
our proxy statement.
To assist you in casting your 2014 Say-on-Pay vote, please
review the following summary slides together with the more
detailed information, including the Compensation
Discussion and Analysis (“CD&A”), the related
compensation tables and narrative disclosure, in our proxy
statement dated April 10, 2014.

2014 Proxy Statement – Annual “Say-on-Pay” Vote

2013 Strong Financial Results Shareowner-Focused Plan Design Changes Continued Emphasis on Pay for Performance 3 Table of Contents

Delivered record operating earnings and cash from
operations
Strong free cash flow on increased EBITDA
Industry-leading EBITDA margins across NA businesses
Further strengthened a healthy Balance Sheet
Increased dividend by 17% in 4Q and implemented $1.5B
share buyback program
Solid operational performance across key businesses
Exceeded Cost of Capital with ROIC of 9+%

2013 Strong Financial Results

Program Element Design Change / Rationale
Peer Group Composition
•
Added and removed companies from Compensation Comparator Group and both Performance
Peer Groups to more closely align with IP and our compensation approach (2012; 2014)
Performance Metrics and Design of
Management Incentive Plan (“MIP”) and
Performance Share Plan (“PSP”)
•
Replaced Free Cash Flow with Cash Flow from Operations in MIP to eliminate concern that capital expenses might be delayed to achieve MIP payout to long-term detriment of business (2012)
•
PSP performance achievement now measured over a single, three-year performance period, rather than using a segmented approach to enhance long-term nature and reduce complexity of program (2012)
•
Eliminated ROI Stretch Goal from both MIP and PSP (2012)
•
Return on investment metric now defined as “Return on Invested Capital,” rather than return on capital employed, for both MIP and PSP to more closely align with investment community (2013)
Change in Control Agreements
•
Reduced severance multiple, additional years of pension credit, and benefit continuation period from 3X to 2X for future agreements with SVPs to conform to compensation best practices (2012)
•
Amended
acceleration of vesting of equity awards (2013)
Unfunded Supplemental Retirement Plan for
Senior Managers (“SERP”)
•
SERP closed to new participants because of declining prevalence of SERP in market (2012)
Officer Stock Ownership Requirement
•
Replaced four-year grace period with a 50% stock retention requirement until ownership requirement is met (2013)

Shareowner-Focused Plan Design Changes
(2012-2014)
all agreements to move from a “single-trigger” to a “double-trigger” approach for

INTERNATIONAL PAPER

Total Shareholder Return Rank
(percentile of peer group)

2013 Compensation
Comparator Group
3M Company
Alcoa Inc.
Bunge Limited
Caterpillar Inc.
Dow Chemical Company
E.I. DuPont de Nemours
Eaton Corp.
Emerson Electric Company
FedEx Corp.
Goodyear Tire & Rubber Company
Hess Corp.
Honeywell International Inc.
Johnson Controls, Inc.
Kimberly-Clark Corp.
Lockheed Martin Corp.
PPG Industries
Schlumberger Limited
United States Steel Corp.
Whirlpool Corp.
Xerox Corp.

IP compares well:
CEO pay at 85 percentile of CCG while TSR is at 80 percentile
IP
50th
25th
75th
25th
50th
75th
Realizable Pay Rank
(percentile of peer group)
Pay for Performance Alignment
CEO Realizable Pay vs. TSR Performance (2010 - 2012)
Below median shareholder return
Above median realizable pay
Above median shareholder return
Below median realizable pay
Continued Emphasis on Pay for Performance
th
th

Three-Year
Performance Period
Our CEO’s
Realizable Pay Rank
Our Company’s
TSR Rank
2010 - 2012 85th 80th
2009  -2011 60th 100th
2008  -2010 30th 40th
2007 - 2009 40th 40th

This table demonstrates the close correlation between
our CEO’s pay and Company’s performance over the
past four three-year performance periods.
Continued Emphasis on Pay for Performance

This chart illustrates our commitment to pay at risk.
For 2013, 88% of our CEO’s target compensation was
based on performance – and therefore at risk.
CEO Other NEOs
2013 Total Target Compensation Mix
12%
71%
88%  Pay at Risk
23%
59%
77%  Pay at Risk
Actual Base Salary STI Target LTI Target
Continued Emphasis on Pay for Performance

Questions? Please contact our Investor Relations Team Jay Royalty Vice President, Investor Relations 901-419-1731 Michele Vargas Manager, Investor Relations 901-419-7287 9